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                                                                   EXHIBIT 23.20

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" in the Post-effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 and related Prospectus of Charter Communications, Inc. dated January 26, 2001, and to the incorporation by reference of our reports dated March 9, 1999, with respect to the financial statements of Cable Systems, Inc. and Fanch Narragansett CSI Limited Partnership, the consolidated financial statements of North Texas Cablevision, Ltd. and our report dated March 10, 1999 for the financial statements of Spring Green Communications, L.P. included in the Annual Report on Form 10-K of Charter Communications, Inc. for the year ended December 31, 1999 and in Amendment No. 1 to the Registration Statement on Form S-1 and related Prospectus of Charter Communications, Inc. dated September 22, 2000, filed with the Securities and Exchange Commission.


                                       /s/ Shields & Co.

Englewood, Colorado

January 26, 2001